As filed with the Securities and Exchange Commission on January 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANCESCA’S HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5632	20-8874704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Francesca’s Collections, Inc.

Attention: Kal Malik, Executive Vice President, General Counsel

3480 W. 12th Street

Houston, Texas 77008

(713) 864-1358

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John De Meritt

President and Chief Executive Officer

3480 W. 12th Street

Houston, Texas 77008

(713) 864-1358

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Sung Pak, Esq. O’Melveny & Myers LLP 7 Times Square New York, New York 10036 (212) 326-2000	LizabethAnn R. Eisen, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-179069

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,610,000	$23.00	$37,030,000	$4,244

(1)	The 1,610,000 amount of securities to be registered under this Registration Statement is in addition to the 10,350,000 shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-179069), as amended, which registration statement was declared effective by the Securities and Exchange Commission on January 26, 2012, for which a registration fee of $26,344 was already paid. Includes shares that may be purchased by the underwriters to cover the underwriters’ option to purchase additional shares of our common stock from the selling stockholders at the public offering price less the underwriters’ discount.
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933. Based on the public offering price per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Francesca’s Holdings Corporation (the “Registrant”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction V to Form S-1 solely to register an additional 1,610,000 shares of the Registrant’s common stock, par value $0.01 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-179069), originally filed with the Securities and Exchange Commission (the “Commission”) on January 18, 2012 and declared effective by the Commission on January 26, 2012, including all exhibits thereto and all information incorporated by reference therein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 26th day of January, 2012.

FRANCESCA’S HOLDINGS CORPORATION

By:	/s/ John De Meritt
Name:	John De Meritt
Title:	President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ John De Meritt John De Meritt	President, Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2012

/s/ Gene Morphis Gene Morphis	Chief Financial Officer (Principal Financial and Accounting Officer)	January 26, 2012

* Greg Brenneman	Director, Non-Executive Chairman	January 26, 2012

* Kyong Gill	Director, Executive Vice Chairperson	January 26, 2012

* Patricia A. Bender	Director	January 26, 2012

* Neill Davis	Director	January 26, 2012

* Richard Emmett	Director	January 26, 2012

* Joseph Scharfenberger	Director	January 26, 2012

* Richard Zannino	Director	January 26, 2012

*By:	/s/ John De Meritt
John De Meritt
Attorney in Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP).

23.3	Consent of O’Melveny & Myers LLP (included as part of Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages to the Registration Statement on Form S-1 (File No. 333-179069) filed on January 18, 2012).